Ex-99.i.5

Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

July 19, 2019

Board of Trustees
Delaware Group Equity Funds IV
2005 Market Street
Philadelphia, PA 19103

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Delaware Group Equity Funds IV, a statutory trust organized under the laws of the State of Delaware (the “Trust”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, series management investment company.

This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 70 to such Registration Statement under the 1940 Act (the “Registration Statement”), relating to, among other matters, the registration of an indefinite number of shares of beneficial interest (the “Shares”) of the series, and classes thereof, of the Trust identified on Exhibit A (each a “Fund” and, collectively, the “Funds”).

In connection with giving this opinion, we have examined copies of the Agreement and Declaration of Trust, as amended (the “Trust Agreement”), Amended and Restated By-laws (the “By-laws”), resolutions of the Board of Trustees of the Trust adopted at meetings held on April 15, 2019 and May 22, 2019 (the “Resolutions”), and originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

We have assumed the following for purposes of this opinion:

a)	The Trust will remain a valid and existing statutory trust under the laws of the State of Delaware.
b)	The provisions of the Trust Agreement and the By-laws relating to the issuance of the Shares will not be modified or eliminated.

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c)	The Resolutions will not be modified or withdrawn and will be in full force and effect on the date of each issuance of the Shares of each Fund.
d)	The Shares of each Fund will be issued in accordance with the Trust Agreement, the By-laws and the Resolutions.
e)	The registration of an indefinite number of Shares of each Fund will remain effective.
f)	Each of the Shares of a Fund will be sold for the consideration described in the then current summary prospectus (if any), statutory prospectus and statement of additional information of that Fund and the consideration received by the Trust will in each event be at least equal to the net asset value per share of such Shares.

Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of assets belonging to a Fund (or allocable to the applicable Class, as defined in the Trust Agreement) for all loss and expense of any shareholder held personally liable for the obligations of such Fund or Class. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which the Fund or the applicable Class of the Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.

Based on and subject to the foregoing, we are of the opinion that the Shares of each Fund have been duly authorized and, when sold, issued and paid for as described in the then current prospectus and statement of additional information for the Fund, will be validly issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended, excluding securities or “blue sky” laws of the State of Delaware.

We consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption “Investment Manager and Other Services - Legal Counsel” in the statement of additional information for each Fund, which is included in the Registration Statement.

Sincerely yours,

/s/ Stradley Ronon Stevens & Young LLP
Stradley Ronon Stevens & Young LLP

Exhibit A

Delaware Growth and Income Fund
Class A
Institutional Class
Class R6
Delaware Equity Income Fund
Class A
Institutional Class
Class R6
Delaware Growth Equity Fund
Class A
Institutional Class
Class R6
Delaware Opportunity Fund
Class A
Institutional Class
Class R6
Delaware Special Situations Fund
Class A
Institutional Class
Class R6
Delaware Global Equity Fund
Class A
Institutional Class
Class R6
Delaware International Fund
Class A
Institutional Class
Class R6
Delaware Total Return Fund
Class A
Institutional Class
Class R6
Delaware Covered Call Strategy Fund
Class A
Institutional Class
Class R6
Delaware Hedged U.S. Equity
Opportunities Fund
Class A
Institutional Class
Class R6

Delaware Premium Income Fund
Class A
Institutional Class
Class R6
Delaware Limited Duration Bond Fund
Class A
Institutional Class
Class R6
Delaware Investment Grade Fund
Class A
Institutional Class
Class R6
Delaware Floating Rate II Fund
Class A
Institutional Class
Class R6
Delaware Fund for Income
Class A
Institutional Class
Class R6
Delaware Strategic Income II Fund
Class A
Institutional Class
Delaware International Opportunities
Bond Fund
Class A
Institutional Class
Class R6
Delaware Government Cash Management
Fund
Class A
Institutional Class